Registration No.

             Filed with the Securities and Exchange Commission
                             on April 16, 1996

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          TALLEY INDUSTRIES, INC.
            (Exact name of issuer as specified in its charter)
Delaware                                                         86-0180396
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)

              2702 North 44th Street, Phoenix, Arizona  85008
            (Address of Principal Executive Offices) (Zip Code)

                   1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                        OF TALLEY INDUSTRIES, INC.
                         (Full title of the plan)

                         MARK S. DICKERSON, Esq.
                         Vice President, General
                           Counsel and Secretary
                         Talley Industries, Inc.

                         2702 North 44th Street

                         Phoenix, Arizona 85008

                         (602) 957-7711
                         FAX (602) 852-6972


(Name, address and telephone number, including area code, of agent for service)

                      Calculation of Registration Fee

                                 Proposed         Proposed
Title of            Amount       maximum          maximum         Amount of
securities to       to be     offering price     aggregate       registration
be registered     Registered   per share(1)    offering price(1)     fee
- ------------------------------------------------------------------------------
Common Stock
($1.00 par value)   200,000       $6.94          $1,388,000         $479.00


(1)Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 10, 1996.

- ----------------------------------------------------------------

     This Registration Statement is filed to register 200,000 shares of Common Stock of Talley Industries, Inc. (the
"Registrant") which may be issued pursuant to the 1996 Non-
Employee Director Stock Plan of the Registrant.

- ----------------------------------------------------------------














































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

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part
I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Securities Act Rule 428.


                                  PART II

Item 3:  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of their respective dates and made a part hereof:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

     2.   The Registrant's Current Report on Form 8-K dated
February 2, 1996; and

     3. The description of the Common Stock contained in the registration statement of the Registrant on Form 10 filed under the Securities Exchange Act of 1934, as amended, which became effective on July 25, 1963 (File No. 1-4778), including any amendment or report filed updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all the shares have been sold or which deregisters all the shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4:  Description of Securities.

     Not Applicable.

Item 5:   Interests of Named Experts and Counsel.

     Not Applicable.








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

Item 6:  Indemnification of Directors and Officers.

     The certificate of incorporation and bylaws of the Registrant provide that every person who is a party to or involved in a suit or other proceeding by reason of his being, or by reason of a person for whom he is the legal representative being, or having been, a director or officer of the Registrant or the Registrant's representative in some other enterprise, as the case may be, shall be indemnified and held harmless to the fullest extent permitted by the General Corporation Law of the State of Delaware ("DGCL") against expenses, liability and loss incurred or suffered in connection therewith.

     The bylaws of the Registrant also provide that such corporation, as permitted by Delaware law, may maintain insurance at such corporation's own expense, to protect itself and any director, officer, or representative against any such expense, liability or loss whether or not the corporation would have the power to indemnify him against such expense, liability or loss under the DGCL. The Registrant maintains such a policy covering the officers and directors of the Registrant and its subsidiaries for wrongful acts, as defined in the policy, in their capacities as officers and directors.

     The Registrant's certificate of incorporation provides that directors shall not be liable to such corporation or its stockholders for damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of dividends in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. These provisions do not affect any liability of directors under the federal securities laws.

     The directors of the Registrant have each entered into an Indemnification Procedures Agreement with the Registrant pursuant to which certain procedures have been established to implement the indemnification provisions in its bylaws and certificate of incorporation. In this regard, the Registrant is obligated to use its best efforts to purchase directors and officers insurance and, in certain circumstances, to obtain a Letter of Credit to secure its indemnification obligations.

Item 7:  Exemption from Registration Claimed.

     Not Applicable.





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

Item 8:  Exhibits.

     The Exhibits listed in the Exhibit Index on the pages preceding the exhibits of this Registration Statement are filed as a part of this Registration Statement.

Item 9:  Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)   To include any prospectus required by section
                10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.







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

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




















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

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 9, 1996.

                              TALLEY INDUSTRIES, INC.


                              By:  William H. Mallender
                                   -------------------------
                                   William H. Mallender
                                   Chairman of the Board,
                                   Principal Executive Officer
                                   and Director


                             POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William H. Mallender and Mark S. Dickerson, and each one of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                        Date
- ---------                 -----                        ----

William H. Mallender      Chairman of the Board,       April 9, 1996
- -----------------------   Principal Executive Officer
William H. Mallender      and Director

Jack C. Crim              Director, President and      April 9, 1996
- -----------------------   Chief Operating Officer
Jack C. Crim

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

Signature                 Title                        Date
- ---------                 -----                        ----

Kenneth May               Vice President and           April 9, 1996
- -----------------------   Controller, Principal
Kenneth May               Accounting Officer

Daniel R. Mullen          Vice President and
- -----------------------   Treasurer, Principal         April 9, 1996
Daniel R. Mullen          Financial Officer

Neil W. Benson            Director                     April 9, 1996
- -----------------------
Neil W. Benson

Paul L. Foster            Director                     April 9, 1996
- -----------------------
Paul L. Foster

Townsend W. Hoopes        Director                     April 9, 1996
- -----------------------
Townsend W. Hoopes

Fred Israel               Director                     April 9, 1996
- -----------------------
Fred Israel

John D. MacNaughton, Jr.   Director                    April 9, 1996
- -----------------------
John D. MacNaughton, Jr.

Joseph A. Orlando         Director                     April 9, 1996
- -----------------------
Joseph A. Orlando

Alex Stamatakis           Director                     April 9, 1996
- -----------------------
Alex Stamatakis

John W. Stodder           Director                     April 9, 1996
- -----------------------
John W. Stodder

Donald J. Ulrich, Jr.     Director                     April 9, 1996
- -----------------------
Donald J. Ulrich, Jr.

David Victor              Director                     April 9, 1996
- -----------------------
David Victor




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

                               EXHIBIT INDEX


4.1 Restated Certificate of Incorporation as presently in effect, a copy of which was attached as Exhibit 2 to the Registrant's current report on Form 8-K for the month of July, 1976, incorporated herein by this reference.

4.2       Certificate of Amendment of Certificate of
          Incorporation dated May 22, 1987, attached as Exhibit 3 to the Registrant's Form 10-Q for the quarter ended
          March 31, 1988, incorporated herein by this reference.

4.3 By-laws of the Registrant as amended March 9, 1993, attached as Exhibit 3.3 to the Registrant's Form 10-K for the year ended December 31, 1992, incorporated herein by this reference.

4.4*      1996 Non-Employee Director Stock Plan of the
          Registrant.

4.5 Indenture Agreement between the Registrant and Bank One, Columbus, N.A., a national banking association, as Trustee, dated as of October 15, 1993 relating to the 12 1/4% Senior Discount Debentures due 2005 issued by the Registrant and the exhibits thereto, attached as
          Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by this reference.

4.6 Indenture Agreement among Talley Manufacturing and Technology, Inc., the Subsidiary Guarantors (as defined), the Registrant and Bank One, Columbus, N.A., a national banking association, as Trustee, dated as of October 15, 1993 relating to the 10 3/4% Senior Notes due 2003 issued by Talley Manufacturing and Technology, Inc. and the exhibits thereto, attached as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30, 1993, incorporated herein by this reference.

4.7 Amended and Restated Rights Agreement between the Registrant and Chemical Mellon Shareholder Services, L.L.C., Successor to Manufacturers Hanover Trust Company of California, as Rights Agent, dated as of April 30, 1986, and amended as of July 21, 1986 and further amended and restated as of February 2, 1996, specifying the terms of the Rights (the "Amended Rights Agreement"), attached as Exhibit 2.4 to the Registrant's Form 8-A dated February 2, 1996, incorporated herein by this reference.


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

4.8 Certificate of Designations for the Registrant's Series C Junior Participating Preferred Stock (Exhibit A to the Amended Rights Agreement), attached as Exhibit 2.5 to the Registrant's Form 8-A dated February 2, 1996, incorporated herein by this reference.

4.9       Form of Right Certificate (Exhibit B to the Amended
          Rights Agreement), attached as Exhibit 1.1 to the Registrant's Form 8-A dated February 2, 1996, incorporated herein by this reference.

4.10 Report dated May 4, 1987 reporting the April 28, 1987 Board of Directors' declaration of a five-for-four split of the Registrant's Common Stock, filed on Form 8-K on May 4, 1987, incorporated herein by this reference.

5*        Opinion of Osborn Maledon, P.A.

23.1*     Consent of the Registrant's Independent Public
          Accountants.

23.2*     Consent of Osborn Maledon, P.A. (included in
          Exhibit 5).

99.1 Loan and Security Agreement among Talley Manufacturing and Technology, Inc., the Lenders listed therein and Transamerica Business Credit Corporation, as Agent dated October 22, 1993, attached as Exhibit 99.1 to the Registrant's 10-Q for the quarter ended September 30, 1993, incorporated herein by this reference.

99.2 First Amendment to Loan and Security Agreement dated April 29, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended June 30, 1994, incorporated herein by reference.

99.3 Second Amendment to Loan and Security Agreement dated June 30, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 10.2 to the Company's Form 10-Q for the quarter ended June 30, 1994, incorporated herein by reference.

99.4 Third Amendment to Loan and Security Agreement dated December 16, 1994, by and among Talley Manufacturing and Technology, Inc. and Transamerica Business Credit Corporation, as agent, attached as Exhibit 99.5 to the Company's Form 10-K for the year ended December 31, 1994, incorporated herein by reference.


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

99.5 Form of Subsidiary Loan Agreement dated as of October 22, 1993 between Talley Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as
          Exhibit 99.3 to the Registrant's 10-Q for the quarter ended September 30, 1993, incorporated herein by this reference.

99.6 Subsidiary Loan and Security Agreement dated as of October 22, 1993 between Talley Manufacturing and Technology, Inc. and Talley Technology, Inc., attached as Exhibit 99.4 to the Registrant's 10-Q for the quarter ended September 30, 1993, incorporated herein by this reference.

99.7      First Amendment to Subsidiary Loan and Security
          Agreement, dated as of December 16, 1994 between Talley
          Manufacturing and Technology, Inc. and each of certain subsidiaries, attached as Exhibit 99.10 to the Company's Form 10-K for the year ended December 31,
          1994, incorporated herein by reference.

________________________

* Filed herewith.






























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